Exhibit 99.1

NEWS RELEASE

For immediate release

Navient announces 7 percent increase in quarterly dividend

WILMINGTON, Del., Jan. 26, 2015 — Navient (Nasdaq: NAVI), the nation’s leading loan management, servicing and asset recovery company, announced today that its Board of Directors approved a 7 percent increase in its 2015 first quarter dividend to $0.16 per share on the company’s common stock.

In 2014, Navient returned $849 million to shareholders in dividends and share repurchases. In December 2014, the company announced a new $1 billion share buyback program.

The first quarter 2015 dividend will be paid on March 20, 2015, to shareholders of record at the close of business on March 6, 2015.

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About Navient

As the nation’s leading loan management, servicing and asset recovery company, Navient (Nasdaq:NAVI) helps customers navigate the path to financial success. Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of more than 12 million Americans. A growing number of government and higher education clients rely on Navient for proven solutions to meet their financial goals. Learn more at navient.com. Navient began trading on Nasdaq as an independent company on May 1, 2014.

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Contact:

Media: Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

Customers: 888-272-5543